UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 31, 2018, Centerspace, LP (the “Partnership”) entered into, and Centerspace (the “Company”) and Centerspace, Inc. (the “Corporation”) guaranteed the obligations of the Partnership under, that certain Second Amended and Restated Credit Agreement (the “Prior Credit Agreement”), for which KeyBank, National Association and PNC Bank, National Association acted as Syndication Agents, and Bank of Montreal acted as Administrative Agent. On September 30, 2021 the Partnership, the Company and the Corporation entered into a Third Amended and Restated Credit Agreement, for which Bank of America, N.A., and PNC Bank, National Association, acted as Syndication Agents, and Bank of Montreal, as Administrative Agent (the “Agreement”), which Agreement amended and restated the Prior Credit Agreement. The Agreement provides the following:

a.a $250,000,000 revolving credit facility to the Partnership, which facility is guaranteed by the Company and the Corporation pursuant to the terms of the Agreement;

a.an uncommitted $400,000,000 accordion option that can be accessed by increasing lending commitments;

a.extends the maturity date of the line of credit to September 2025; and

a.modifies certain covenants to be consistent with the corresponding covenants in the Partnership’s private placement note facilities with Prudential.

The interest rate applicable to the loans ranges between 0.725% and 1.40% and is currently determined with respect to leverage ratio of the Company. Subject to certain conditions, if the Company and/or the Partnership is rated at a certain investment grade level by S&P or Moody’s, the rate of interest that accrues on the revolving loans may thereafter be determined with reference to the Company’s credit rating.

The foregoing description of the Agreement is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A press release relating to the Company entering into the Agreement is attached hereto as Exhibit 99.1. An investor presentation relating to the Company’s financing activities, including the Agreement, is attached hereto as Exhibit 99.2. The press release and investor presentation also have been posted on the Company’s website.

The information set forth in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit
Number	Description
10.1
Third Amended and Restated Credit Agreement, dated as of September 30, 2021, among Centerspace, LP, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KeyBank, National Association and PNC Bank, National Association, as Syndicated Agents, and Bank of Montreal, as Administrative Agent

99.1	Press Release dated September 30, 2021
99.2	Investor Presentation, dated September 30, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
Date: September 30, 2021		President and Chief Executive Officer